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                                                                    Exhibit 99.4


Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



     Statement Under Oath of Principal Financial Officer Regarding Facts and
                 Circumstances Relating to Exchange Act Filings

  I, W. Kim Foster, state and attest that:

        (1) To the best of my knowledge, based upon a review of the covered reports of FMC Corporation, and, except as corrected or supplemented in a subsequent covered report:

            . no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

            . no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

        (2) I have reviewed the contents of this statement with the Company's audit committee.

        (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

            . The Annual Report on Form 10-K of FMC Corporation for the year ended December 31, 2001 filed with the Commission on March 14, 2002;

            . all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of FMC Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

            .  any amendments to any of the foregoing.



  Signature: /s/ W. Kim Foster                       Subscribed and sworn to
            ---------------------------------        before me this 14th day of
                 W. Kim Foster                       August 2002.

  Date: /s/ August 14, 2002
        -------------------------------------


                                                     /s/ Mary Ellen DiVito
                                                        ------------------------
                                                     Commissioner of Deeds

                                                     My Commission Expires:
                                                     April 20, 2004